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                                                                   EXHIBIT 10.19

                         EMPLOYMENT AGREEMENT
                         --------------------


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 1997 by and between NEW WORLD COFFEE, INC., a Delaware corporation ("Corporation"), and BRUCE L. MORNINGSTAR ("Officer").


                                    RECITALS


          Corporation desires to continue its employment of Officer as its Vice President of Real Estate and Officer desires to accept such renewed employment by Corporation on the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENT


          1.   DUTIES.  During the term of this Agreement, Officer agrees to be
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employed by and to serve Corporation as its Vice President of Real Estate at the
Corporation's headquarters in New York, New York and Corporation agrees to employ and retain Officer in such capacity. Officer shall be responsible to and report to the Chief Executive Officer, and shall have such powers and duties as may from time to time be prescribed by said officer or by the Board of Directors of the Corporation. Officer shall devote such of his business time, energy, and skill to the affairs of the Corporation as shall be necessary to perform the duties of such position. Officer will not render services to others or engage in any others business directly or indirectly.

          2.   TERM OF EMPLOYMENT.
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          2. 11 BASIC TERM.  The term of employment of Officer by Corporation
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shall be from the date hereof through June 30, 1998 (the "Expiration Date")
unless terminated earlier pursuant to Section 4 hereof. At any time before June 30, 1998 Corporation and Officer may by mutual written agreement extend Officer's employment under the terms of this Agreement for such additional periods as they may agree upon.

          3.   SALARY, BENEFITS AND BONUS COMPENSATION.
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          3.1   As payment for the services to be rendered by Officer as
provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a "Base Salary" at the rate of $112,500 per annum, payable in equal bi-weekly installments pursuant to the possible increase in the Corporation's sole discretion based on performance.
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          3.2    BONUSES.  Officer shall be eligible to receive a bonus of up to
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30k of Officer's Base Salary for each calendar year (or portion thereof) during the operative term of this Agreement, based on the attainment of corporate and individual goals to be established by the Corporation. Such bonus shall be paid on or before March 31 of the following year.

          3.3  STOCK OPTIONS.  The Corporation will grant, in the sole
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discretion of the Board of Directors based on the attainment of corporate and individual goals to be established by the Corporation, to Officer options to purchase shares of Common Stock pursuant to the Corporation's 1996 Stock Plan at such market price and in such amount as will established by March 31, 1997. Subject to Officer's continued employment by the Corporation, such option shall vest in 25% annual installments over four years on the anniversary date of this Agreement, and shall contain and be subject to the other terms and conditions of the Corporation's standard incentive Stock option Agreement.

          3.4  BENEFITS.  During the term of this Agreement, Officer shall be
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eligible to participate in Corporation's medical plan and shall be entitled to receive life insurance (200% of Base Salary) and disability insurance (60% of Base Salary) coverage for which premiums will be fully paid by the Corporation. In addition, Officer shall be entitled to receive an automobile allowance of $600 per month and reimbursement for all reasonable business expense, including mileage reimbursement for business travel, upon submission of appropriate documentation therefor. Officer shall be entitled to three weeks paid vacation per year, vesting one week for every four months of employment during such year.

          4. Termination.
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          4.1  As set forth above in paragraph 2.1, this Agreement shall terminate by its own terms on June 30, 1998 unless extended pursuant to agreements between the parties. In addition, the term of this Agreement shall terminate at Officer's death. The term may also be terminated at the Corporation's option, by notice to you, as a result of your disability (defined in paragraph 4.2), for cause (defined in paragraph 4.3), or without cause (defined in paragraph 4.4).

          4.2 "Disability" means illness or other physical or mental disability or incapacity which, in the Corporation's judgment, has substantially prevented officer from performing Officer's duties during any period of 90 consecutive days or for 90 days during any period of 180 consecutive days. The Corporation will have the right to terminate officer's employment as a result of Officer's disability by giving written notice to Officer not later than 30 days after the expiration of such 90 day period.

          4.3 "For Cause", shall mean termination by Corporation of Officer's employment by Corporation by reason of (i) Officer's fraud, embezzlement, or other misappropriation,
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(ii) officer's material breach of any terms and conditions of this Agreement as amended from time to time, (iii) Officer's failure to perform his duties, which failure is not cured within ten (10) days after the date on which the Corporation gives you notice of such failure, or (iv) Officer's default of any obligations under this Agreement, which default is not cured within ten (10) days after the date on which the Corporation gives you notice of such default.

          4.4 "Termination Other Than For Cause" shall mean termination of employment other than by reason of officer's death, Disability or Voluntary Termination or For Cause.

          4.5 "Voluntary Termination" shall mean termination by Officer of Officer's employment by Corporation.

          4.6 If Officer's employment is terminated due to officer's death, Disability, Voluntary Termination or by the Corporation For Cause, Officer shall be promptly paid all accrued salary, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate and documented business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination.

          5. SEVERANCE COMPENSATION.
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          5.1  SEVERANCE COMPENSATION/BENEFITS.  In the event of Officer's
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Termination Other Than For Cause, Officer shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination) until Officer secures other employment, up to a maximum of six months (the "Severance Period"), on the dates specified in Section 3.1. In addition, Officer shall receive a continuation of his medical benefits, as set forth in Section 3.4, during the Severance Period.

          5.2  NO SEVERANCE COMPENSATION.  In the event of Officer's death,
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Disability, Voluntary Termination or the Corporation's termination of his employment For Cause, Officer or his estate shall not be paid any severance compensation.

          6.   COVENANT NOT TO COMPETE OR SOLICIT.
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          6.1  NON-COMPETITION.  For twelve (12) months after the termination of
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officer's employment for any reason and by either party, Officer shall not directly or indirectly, without the prior written consent of the Corporation, engage anywhere within 50 miles of the location of any of the Corporation's business operations, which are either in operation at that time or are being considered as prospective sites for operation, in (whether as an employee, consultant, proprietor, partner, director, officer or otherwise), or have any ownership interest in (except for ownership of five percent (5%) or less of any outstanding entity whose
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securities are listed on a national securities exchange), or participate in the financing, operation, management or control of any business enterprise which is substantially similar to or competes in any substantial respect with the coffee or bagel business currently engaged in by the Corporation.

          6.2  SEPARATE COVENANTS.  The covenants contained in Section 6.1 above
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shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where any business is presently carried on by the Corporation. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in Section 6.1. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof) , then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 6 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          6.3  NON-SOLICITATION. For twelve (12) months after the termination of
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officer's employment for any reason and by either party, officer shall not directly or indirectly employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the Corporation or any parent, subsidiary or affiliate of the Corporation.

          7.   MISCELLANEOUS.
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          7.1  CONFIDENTIALITY.  Officer agrees that all confidential and
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proprietary information relating to the business, finances or operations of
Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

          7.2  WAIVER. The waiver of the breach of any provision of this
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Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

          7.3  ENTIRE AGREEMENT; MODIFICATIONS.  Except as otherwise provided
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herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement superseded any and all prior understandings, agreements, plans and negotiations, including, but not limited to, the Employment Agreement entered into by the Corporation and officer dated March 7, 1996, whether written or oral, with respect to the subject matter hereof, including without
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limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          7.4  NOTICES. All notices and other communications under this
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Agreement shall be in writing and shall be given by telegraph or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 12 hours after transmission of a telegram to the respective persons named below:

                         If to the Corporation:

                         New World Coffee, Inc.
                         379 W. Broadway
                         4th Floor
                         New York, New York 10012
                         Attention:  Chief Executive officer

                         If to officer:

                         Bruce L. Morningstar
                         78 North Pocono Road
                         Mountain Lakes, NJ 07046

Any party may change such party's address for notices by notice duly given pursuant to this Section 5.4.

          7.5 HEADINGS. The Section headings herein are intended for reference
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and shall not by themselves determine the construction or interpretation of this
Agreement.

          7.6 GOVERNING LAW.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York by New York residents.

          7.7 SEVERABILITY. Should a court or other body of competent
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jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

          7.8 SURVIVAL OF OBLIGATIONS. Corporation's obligations hereunder
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shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to Corporation. This Agreement shall not be
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terminated by any merger or consolidation or other reorganization of
Corporation. In the event any such merger, consolidation, or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of Corporation) or by officer.

          7.9  COUNTERPARTS. This Agreement may be executed in one or more
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counterparts, all of which taken together shall constitute one and the same
Agreement.


          7.10 WITHHOLDINGS.  All compensation and benefits to Officer
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hereunder shall be reduced by all federal, state, local and other deductions, withholdings and similar taxes and payments required by applicable law.

          IN WITNESS OF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    NEW WORLD COFFEE, INC.


                                    By:/s/ R. Ramin Kamfar
                                       ----------------------------

                                    Title: CEO
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                                    Officer


                                    /s/ Bruce L. Morningstar
                                    -------------------------
                                    Bruce L. Morningstar